                                                                    Exhibit 23.3

                          CONSENT OF ERNST & YOUNG LLP

         We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-28899, 33-63982, 33-24147 and 333-67590 and Form
S-3 Nos. 333-108824 and 333-62700) of our report dated March 11, 2004, with respect to the consolidated financial statements of KCS Energy, Inc. and subsidiaries included in this annual report (Form 10-K) for the year ended December 31, 2003.

Houston, Texas
March 11, 2004